"ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY PROSPECT MEDICAL HOLDINGS, INC. AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT."


                              1995 AMENDMENT TO

                 IPA MEDICARE SHARED RISK SERVICES AGREEMENT

The undersigned parties to the PacifiCare IPA Medicare Shared Risk Services Agreement ("Agreement") between PacifiCare of California ("PacifiCare") and Santa Ana Tustin Physicians Group, Inc. ("IPA") do hereby amend the Agreement as set forth herein. Except as otherwise specifically provided, terms utilized herein shall have the meanings set forth in the Agreement. Except as specifically amended herein, the Agreement shall remain unchanged and in full effect.

1. Paragraph 3.17, RECIPROCITY AGREEMENTS, is amended in full to read as follows:

    3.17 RECIPROCITY AGREEMENTS - IPA agrees to develop agreements among PacifiCare's Participating Medical Groups to assure reciprocity of health care among the Participating Medical Groups for PacifiCare Subscribers. IPA shall accept non-emergency or specialty Referrals from such other Participating Medical Groups and such other Participating Medical Groups shall be required to accept non-emergency or specialty Referrals from IPA. Payment for the foregoing Referrals shall be no greater than the Cost of Care Rates described in Attachment A4.

2.  Paragraph 5.05, REINSURANCE, is added to read as follows:

    5.05 REINSURANCE - The purpose of the reinsurance program described herein is to limit IPA's risk for Hospital Services under the Hospital Control Program to a specified amount per Subscriber per Year (the "Reinsurance Deductible") in return for a payment of a Reinsurance Premium. For the 1995 calendar year, the Reinsurance Deductible shall be [ ** ] per Subscriber per Year and the Reinsurance Premium shall equal
    [ ** ] of the Monthly HCFA Payment per Subscriber per month. Notwithstanding Section 12.12, PacifiCare may amend the Reinsurance Premium and Reinsurance Deductible on an annual basis effective each January 1 by providing sixty (60) days prior written notice to IPA.

    Reinsurance claims shall be calculated at the Cost of Care values as set forth in Attachment A5, Sections c.1, c.2, and c.3 of this Agreement.


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3.  Paragraph 5.06, MOST FAVORED PLAN, is added to read as follows:

    5.06 MOST FAVORED PLAN - IPA represents that, during the term of this Agreement, the compensation rates payable under this Agreement are and shall continue to be equal to or less than the rates charged under other IPA agreements for the provision of services to enrollees of health care service plans ("Competing Plan Agreements"), when such rates are adjusted to reflect different risk levels and programs under the Competing Plan Agreements (the "Adjusted Rates"). If at any time IPA agrees or has agreed to accept lower Adjusted Rates under a Competing Plan Agreement than the rates set forth in this Agreement, or any amendment hereto, IPA shall immediately notify PacifiCare in writing of such agreement and the applicable lower Adjusted Rates. Within thirty (30) days thereafter, PacifiCare and IPA shall meet to discuss implementation of new compensation rates under this Agreement which shall be equal to or less than the Adjusted Rates accepted under the Competing Plan Agreement. If the parties fail to agree to implementation procedures for the new rates within thirty (30) days of the effective date of the Competing Plan Agreement, the compensation rates under this Agreement will be lowered upon notice to IPA from PacifiCare to equal the lower Adjusted Rate. The new compensation rates shall be effective the date the lower Adjusted
    Rates become effective under the Competing Plan Agreement. IPA's failure to notify PacifiCare of the acceptance of lower Adjusted Rates from a Competing Plan shall be grounds for termination of this Agreement by PacifiCare pursuant to Section 7.01.01(d).

4. Attachment A1, HOSPITAL SERVICES, Paragraph 10.d., OTHER HOSPITAL SERVICES, is added to read as follows:

    e.   Self injectable medications.

5.  Attachment A3, INDIVIDUAL STOP LOSS PROGRAM, is amended in part as follows:

    2. Deductible and Premium: For the 1995 calendar year, the ISL Deductible shall equal [ ** ] per Subscriber per year and the ISL Premium shall equal [ ** ] of the Net Premium per Subscriber per month. Notwithstanding Section 12.12, PacifiCare may amend the ISL Premium and ISL Deductible on an annual basis effective each January 1 by providing sixty (60) days prior written notice to IPA.


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6.   Attachment A5, HOSPITAL INCENTIVE PROGRAM, is amended in full as follows:

     Please refer see Exhibit 1 attached hereto and incorporated herein by this reference.

7.   Attachment C, COMPENSATION, is amended in part as follows:

     A.   BENEFIT WITHHOLD

          PacifiCare shall retain [ ** ] of the revenue received each month from HCFA to fund the following Subscriber benefits. These benefits are outlined more specifically in the Secure Horizons Medical and Hospital Subscriber Agreement.

          1)   Outpatient prescription drugs
          2)   Acute hospital days greater than 150 per year
          3)   Respite Care
          4)   Immunosuppressive Drugs
          5)   Mammography (see Section E below)

          IPA shall be given the opportunity to share in any savings which may be present in the Utilization Control Program as described in Attachment A5.

     In addition, upon implementation of the Secure Horizons preventative dental benefit, PacifiCare shall retain an additional [ ** ] of the revenue received each month from HCFA to fund the preventative dental benefit.

     B.   MONTHLY HCFA PAYMENT

     PacifiCare shall pay IPA [ ** ] of the Monthly HCFA Payment, less the applicable ISL Premium identified in Attachment A3 as payment for Individual Stop Loss coverage. The percent of monthly HCFA Payment stated above includes [ ** ] which is the value of IPA's covenant not to compete as outlined in Section 9 of this Agreement. Should IPA breach the covenant not to compete, PacifiCare shall reduce the percent of monthly HCFA Payment by this [ ** ] commencing the month in which the breach occurs. It is understood that any existing Medicare Risk arrangements that the IPA currently has in effect does not constitute a breach for this purpose. The payment per Subscriber per month by PacifiCare to IPA shall be increased or decreased to reflect increases or decreases made by HCFA in the Monthly HCFA Payment. PacifiCare shall make monthly retroactive adjustments to reflect adjustments made by HCFA, if any.

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     PacifiCare shall provide IPA appropriate documentation in support of the actual Capitation Payment made. Should IPA desire additional billing information, PacifiCare shall make available for inspection other mutually agreed upon documents, upon thirty (30) days prior written notice from IPA. IPA shall have the right to reasonably audit PacifiCare's books and records directly relating only to IPA's Capitation Payment determinations upon thirty (30) days prior written notice at IPA's sole expense.

THE EFFECTIVE DATE OF THIS AMENDMENT IS JANUARY 1, 1995

By signing below, both parties hereto have executed and agreed to this Amendment.


PACIFICARE, INC.                             IPA

By: /s/ Chris Wing                       By: /s/ Melvin L. Reich
   ----------------------------------       ---------------------------------
   Chris Wing, SENIOR VICE PRESIDENT,
   GENERAL MANAGER

Date:      1-29-95                       Date:      1/19/95
      -----------------------------           -------------------------------




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                                                                     EXHIBIT 1


                                  ATTACHMENT A5

                            UTILIZATION CONTROL PROGRAM
                            ---------------------------

     As an incentive for the cost effective provision of Hospital Services, In-Area Emergency Services and other selected services, PacifiCare and IPA shall establish a Utilization Control Program. The Utilization Control Program shall utilize a Withhold Amount, as defined below, and shall be calculated by comparing the Budget to the Expenses, as such terms are defined below.

A. WITHHOLD AMOUNT - PacifiCare shall withhold from IPA's monthly Capitation Payment an amount equal to [ ** ] of the Monthly HCFA Payment to apply to IPA's share of Budget Deficits, if any. PacifiCare may prospectively adjust the Withhold Amount on a quarterly basis based upon the results of the Utilization Control Program calculation. If the Agreement is terminated or non-renewed pursuant to Section 6 or Section 7 of the Agreement, PacifiCare may choose to adjust the Withhold Amount at the time that the notice of termination or non-renewal is served.

B.  BUDGET - The Budget shall equal the sum of 1. and 2. below:

    1. For Hospital Services, [ ** ] of the Monthly HCFA Payment for those Subscribers designating IPA as their Participating Medical Group ("IPA Subscribers"), MINUS [ ** ] of the Monthly HCFA Payment in consideration of the Reinsurance Program as set forth in subsection (c)
        (4) herein.

    2. For outpatient prescription drugs and other Benefit Withhold Services, [ ** ] of the monthly revenue received from HCFA for Subscribers who have designated IPA as their Participating Medical Group, plus [ ** ] per member per month rebate for drugs ("Drug Rebate") ordered through Prescription Solutions during calendar year 1995. Notwithstanding
        Section 12.12, PacifiCare may amend the Drug Rebate on an annual basis effective each January 1 by providing sixty (60) days prior written notice to IPA.

C.  EXPENSES - Expenses shall be valued as the total of the following:


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    1.  INPATIENT EXPENSE AT HOSPITAL - Inpatient costs for Hospital Services rendered at Hospital, valued at the amount paid to Hospital by PacifiCare; plus,

    2. NON-INPATIENT EXPENSES AT HOSPITAL - Other Hospital Services provided by Hospital other than inpatient services, valued at the amount paid to Hospital by PacifiCare; plus,

    3. HOSPITAL SERVICES NOT PROVIDED AT HOSPITAL - The actual amount paid by PacifiCare for Hospital Services not provided by Hospital; MINUS

    4. REINSURANCE LIMIT - Any amount of Hospital Services Expense, as defined in subsection (c)(1) through (3) above, in excess of the Reinsurance Deductible specified in Paragraph 5.04 of this Agreement; MINUS,

    5. COORDINATION OF BENEFITS - Any amount received by PacifiCare from third parties as the result of coordination of benefits and third party recoveries for Hospital Services; plus,

    6.  Outpatient prescription drugs; plus

    7.  Acute hospital days greater than [150] per year; plus

    8.  Respite Care; plus,

    9.  Immunosuppressive drugs; plus,

   10.  Mammography (see Section E of Attachment C)

D. PAYMENTS TO IPA UNDER UTILIZATION CONTROL PROGRAM

    1. BUDGET EXCEEDS EXPENSES - In the event the annual Budget exceeds annual Expenses, PacifiCare shall pay IPA the Withhold Amount, if any, plus an amount equal to [ ** ] of the amount by which the annual Budget exceeds annual Expenses [ ** ].

    2. EXPENSES EXCEED BUDGET - In the event that annual Expenses exceed annual Budget, PacifiCare shall pay IPA the Withhold Amount, if any, minus an amount equal to [ ** ] of the amount by which Expenses exceed the Budget [ ** ].


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


        To the extent that the portion of the calculated deficit for which IPA is responsible exceeds the Withhold Amount, IPA shall not be entitled to any of the Withhold Amount. After the Withhold Amount has been exceeded, any remaining portion of the deficit for which IPA is responsible shall be carried forward into the succeeding term. An amount equal to this remaining portion of the deficit will be withheld from IPA's monthly Capitation Payment, using a mutually agreed upon payment schedule, not to exceed [ ** ].

        Should this Agreement terminate leaving no successive term to carry forward an existing deficit amount, such deficit amount shall be due and payable by IPA to PacifiCare within [ ** ] days of the effective date of termination of this Agreement.

E.  SETTLEMENT OF UTILIZATION CONTROL PROGRAM PAYMENTS

    PacifiCare shall make interim Utilization Control Program calculations and payments, if any, on a quarterly basis within sixty (60) days after the end of each calendar quarter from the Effective Date. Quarterly payments will be made to IPA based on the calculations specified in subsection (D) above. The Expense figure used in quarterly incentive program calculations shall also include an "Incurred But Not Reported" factor in order to account for outstanding Medical Services claims. PacifiCare shall make an annual Utilization Control Program payment to IPA within one hundred and fifty (150) days of the end of each Year.



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